Michael F. Albanese, CPA
18 Lisa Court Parsippany, NJ 07054
Phone (201) 406-5733; Fax 973-887-9103
E-mail: mike@costreductionsolutions.com
Website:www.costreductionsolutions.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I have issued our reports dated June 22, 2010 and September 6, 2009 with respect to the financial statements contained in the the COLORSTARS GROUP (a development stage company) (the "Company") Form 10, General Registration of Securities Pursuant to Section 12(b) of (g) of The Securities Exchange Act of 1934. We consent to the use of the aforementioned reports in such Form 10 and any reference to us therein.

Michael F. Albanese, CPA
Parsippany, New Jersey
September 3, 2010